SHAREHOLDER SERVICES AGREEMENT

     AGREEMENT, made as of this 31st day of May, 2001, between VANGUARD INSTITUTIONAL INDEX FUNDS, a Delaware business trust (the "Trust"), and THE VANGUARD GROUP, INC., a Pennsylvania Corporation ("Vanguard").

     WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, Vanguard is registered as an investment adviser under the Investment Advisers Act of 1940 and as a transfer agent under the Securities Exchange Act of 1934;

     WHEREAS, Vanguard provides management, administrative, transfer agency, dividend disbursing,  investment advisory and other services to registered investment companies and others;

     WHEREAS, Vanguard has served as investment adviser, administrator, and transfer agent to the Trust and its series known as Vanguard Institutional Index Fund ("VIIF") under a Service and Advisory  Agreement dated April 16, 1991, as amended on May 16, 1997 (the "Prior Agreement");

     WHEREAS,  the Trust and Vanguard  wish to provide for the continuation of Vanguard's services to the Trust and VIIF on substantially the same terms and conditions as provided in the Prior Agreement;

     WHEREAS, the Trust and Vanguard further wish to provide for the appointment of Vanguard as investment adviser, administrator, and transfer agent to a new series of the Trust, to be known as Vanguard Institutional Total Stock Market Index Fund ("VITSMIF"), and to such additional series as the Trust may from time to time offer; and

     WHEREAS, the Trust and Vanguard wish to accomplish the foregoing objectives by replacing the Prior Agreement with this Agreement concerning transfer agency services and a separate Management Agreement concerning  investment advisory and administrative services;

     NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.  APPOINTMENT OF VANGUARD.  The Trust hereby appoints Vanguard to act as transfer  agent  for each series of the Trust listed in Exhibit A to this Agreement (each a "Fund," collectively the "Funds"), as it may from time to time be amended ("Exhibit  A").  Vanguard accepts such appointment  and agrees to provide services to the Funds on the terms set forth in this Agreement and

Exhibit A.

     2.  DUTIES OF VANGUARD AS TRANSFER AGENT.  As transfer agent,  it will be Vanguard's  responsibility to provide each Fund with the Basic Services and Special Services described in sub-  paragraphs (a) and (b) of this section. Vanguard's provision of such services will be subject to the supervision and control of each Fund's officers and Board of Trustees, and in compliance with the objectives, policies, and limitations set forth in each Fund's registration statement, Declaration of Trust, By-laws, and any additional  operating  policies or procedures that the Fund communicates to  Vanguard in writing, and any applicable laws and regulations.

     (a)  BASIC SERVICES.  Basic Services to be provided by Vanguard will include:

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     (i)  Maintaining  records on behalf of each Fund's registered  shareholders and furnishing to each Fund all information  regarding such records as may be required by law or reasonably requested by the Fund's officers;

     (ii) Processing all orders for the purchase, redemption, exchange, transfer or conversion of each Fund's registered shares in accordance with that Fund's current registration statement and compliance policies;

     (iii)Issuing  quarterly account statements to registered  shareholders of each Fund, as well as  confirmation statements in connection with purchase, redemption, exchange, transfer, and conversion transactions;

     (iv) Acknowledging all correspondence from registered shareholders, and providing such other   shareholder correspondence and portfolio investment reviews as may from time to time be mutually agreed upon;

     (v)  Preparing, filing with the Internal Revenue  Service, and mailing to registered shareholders  of each Fund such returns for reporting payments of dividends and distributions as are required by applicable law;

     (vi) Withholding from any dividends or distributions paid to registered shareholders of each Fund  such amounts as may be required by applicable tax laws, rules, or regulations;

     (vii)Mailing proxy materials, shareholder reports and other materials to registered shareholders of each Fund;

     (viii)Providing tabulation and reporting services in connection with any shareholder votes; and

     (ix) Acting as dividend disbursing agent for each Fund, and, as such, arranging for the appropriate crediting and handling of all dividend and capital gains payments to registered shareholders.

     (b)  SPECIAL SERVICES.  Special  Services to be provided by Vanguard  will consist of certain  services  unique to  institutional  plan accounts, including trustee services,  plan participant education services, plan participant telephone services, plan participant recordkeeping (VISTA) services,  and ancillary  services that may be common for shareholders of this type.

     3. RESPONSIBILITY FOR EXPENSES.  Vanguard will provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform its responsibilities under this Agreement.

     (a)  Other Expenses of Vanguard.  Vanguard  will also be  responsible  for bearing the expense of any  services  contracted  for the Trust or the Funds  directly from parties  other than  Vanguard in connection  with this Agreement

     (b)  Expenses of the Trust and the Funds.  The Trust and the Funds will be responsible for the following expenses: (i) fees payable to Vanguard under this Agreement or a separate Management Agreement; and (ii) expenses payable by the Trust and the Funds under a separate Management Agreement.

     4. COMPENSATION OF VANGUARD. For the services to be rendered by Vanguard as provided in this Agreement, each Fund will pay to Vanguard, at the end of each month, fees calculated by applying  a monthly rate, based  n the annual percentage rates specified in Exhibit A, to the average daily net assets of the pertinent share class of the Fund for the applicable month.

     5. REPORTS.  The Trust and Vanguard  agree to furnish to each other current prospectuses,  proxy  statements,  reports to shareholders,  certified copies of their  financial  statements,  and such other  information  with regard to their affairs as each may reasonably request.

     6. COMPLIANCE.  Vanguard agrees to comply with all policies, procedures or reporting equirements that the Board of Trustees of the Trust reasonably adopts and communicates to Vanguard in writing.

     7. STATUS OF VANGUARD.  The services of Vanguard to the Trust and the Funds are not to be deemed exclusive, and Vanguard will be free to render similar services to others so long as its services to the Trust and the Funds are not impaired thereby.  Vanguard will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Funds in any way or otherwise be deemed an agent of the Trust or the Funds.

     8. LIABILITY OF VANGUARD.  No provision of this Agreement will be deemed to protect Vanguard against any liability to the Trust, the Funds, or their shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

     9. DURATION AND TERMINATION.  This Agreement will become effective on May 31, 2001 and will continue in effect thereafter until terminated by the Trust or Vanguard upon sixty days written notice to the other party; provided, however, that this Agreement may be terminated with respect to one or more Funds without interruption to services provided to the other Funds under this Agreement.

     10.  SEVERABILITY.  If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     11.  GOVERNING LAW. All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereunder) of the Commonwealth of Pennsylvania applicable to contracts made and to be performed in that state.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this 31st day of May, 2001.

ATTEST:                                                      VANGUARD INSTITUTIONAL INDEX FUNDS

By  _______________________________     By _____________________________

      Suzanne F. Barton                                           John J. Brennan

                                                Chairman and Chief Executive Officer

ATTEST:                                                          THE VANGUARD GROUP, INC.

By  _______________________________     By _____________________________

      Suzanne F. Barton                                           John J. Brennan

                                                Chairman and Chief Executive Officer

EXHIBIT A

to

Shareholder Services Agreement

Dated May 31, 2001

Fund/Share Class                                                        Annual Percentage Rate

Vanguard Institutional Index Fund

•                     Institutional Shares - for Basic Services & Special Services              0.03%

•                     Institutional Plus Shares - for Basic Services, only                           0.005%

Vanguard Institutional Total Stock Market Index Fund

•                     Institutional Shares - for Basic Services & Special Services              0.04%

•                     Institutional Plus Shares - for Basic Services, only                           0.005%

ACKNOWLEDGED AND AGREED:

ATTEST:                                                      VANGUARD INSTITUTIONAL INDEX FUNDS

By  _______________________________     By _____________________________

      Suzanne F. Barton                                           John J. Brennan

                                                 Chairman and Chief Executive Officer

Date May 31, 2001

ATTEST:                                                          THE VANGUARD GROUP, INC.

By  _______________________________     By _____________________________

      Suzanne F. Barton                                           John J. Brennan

                                                 Chairman and Chief Executive Officer

Date May 31, 2001

EXHIBIT A

to

Shareholder Services Agreement

Dated May 31, 2001

Amended October 1, 2001

Fund/Share Class                                                        Annual Percentage Rate

Vanguard Institutional Index Fund

•                     Institutional Shares - for Basic Services & Special Services              0.03%

•                     Institutional Plus Shares - for Basic Services, only                           0.005%

Vanguard Institutional Total Bond Market Index Fund

•                     Institutional Shares - for Basic Services & Special Services              0.03%

Vanguard Institutional Total Stock Market Index Fund

•                     Institutional Shares - for Basic Services & Special Services              0.04%

•                     Institutional Plus Shares - for Basic Services, only                           0.005%

ACKNOWLEDGED AND AGREED:

ATTEST:                                                      VANGUARD INSTITUTIONAL INDEX FUNDS

By  _______________________________     By _____________________________

      Sarah A. Buescher                                           John J. Brennan

                                                 Chairman and Chief Executive Officer

Date October 1, 2001

ATTEST:                                                          THE VANGUARD GROUP, INC.

By  _______________________________     By _____________________________

      Sarah A. Buescher                                           John J. Brennan

                                                 Chairman and Chief Executive Officer

Date October 1, 2001

EXHIBIT A

to

Shareholder Services Agreement

Dated May 31, 2001

Amended May 1, 2005

Fund/Share Class                                                        Annual Percentage Rate

Vanguard Institutional Index Fund

•                     Institutional Shares - for Basic Services & Special Services              0.03%

•                     Institutional Plus Shares - for Basic Services, only                           0.005%

Vanguard Institutional Total Bond Market Index Fund

•                     Institutional Shares - for Basic Services & Special Services              0.03%

Vanguard Institutional Total Stock Market Index Fund

•                     Institutional Shares - for Basic Services & Special Services            0.025%

•                     Institutional Plus Shares - for Basic Services, only                           0.005%

ACKNOWLEDGED AND AGREED:

ATTEST:                                                      VANGUARD INSTITUTIONAL INDEX FUNDS

By  _______________________________     By _____________________________

      Sarah A. Buescher                                           R. Gregory Barton

                                                                               Secretary

Date May 1, 2005

ATTEST:                                                          THE VANGUARD GROUP, INC.

By  _______________________________     By _____________________________

      Sarah A. Buescher                                           John J. Brennan

                                                 Chairman and Chief Executive Officer

Date May 1, 2005

EXHIBIT A

to

Shareholder Services Agreement

Dated May 31, 2001

Amended March 5, 2010

Fund/Share Class                                                        Annual Percentage Rate

Vanguard Institutional Index Fund

•                     Institutional Shares - for Basic Services & Special Services              0.03%

•                     Institutional Plus Shares - for Basic Services, only                           0.005%

Vanguard Institutional Total Stock Market Index Fund

•                     Institutional Shares - for Basic Services & Special Services            0.025%

•                     Institutional Plus Shares - for Basic Services, only                           0.005%

VANGUARD INSTITUTIONAL INDEX FUNDS

By _____________________________

      Ari Gabinet

      Assistant Secretary

THE VANGUARD GROUP, INC.

By  _____________________________

      Heidi Stam

      Secretary

EXHIBIT A

to

Shareholder Services Agreement

Dated May 31, 2001

Amended May 31, 2011

Fund/Share Class                                                        Annual Percentage Rate

Vanguard Institutional Index Fund

•                     Institutional Shares - for Basic Services & Special Services             0.025%

•                     Institutional Plus Shares - for Basic Services, only                           0.005%

Vanguard Institutional Total Stock Market Index Fund

•                     Institutional Shares - for Basic Services & Special Services            0.025%

•                     Institutional Plus Shares - for Basic Services, only                           0.005%

VANGUARD INSTITUTIONAL INDEX FUNDS

By _____________________________

      Natalie Bej

      Assistant Secretary

THE VANGUARD GROUP, INC.

By  _____________________________

      Heidi Stam

      Secretary